Exhibit 99.1
TRANSMITTAL OF QUARTERLY
POST CONFIRMATION REPORT WITH CERTIFICATION
FOR THE QUARTER ENDED: June 27, 2009

In re: PHAR-MOR, INC., et al	)	Case No.: 01-44007 through 01-44015
)
	)	Chapter 11
)
Debtors	)	KAY WOODS,
	)	U.S. Bankruptcy Judge
Debtors, affirm that:
1.
The attached Chapter 11 Post Confirmation Report for the quarter ended June 27, 2009, which includes the Total Disbursement for Quarter, the Summary Amounts Distributed Under the Plan, and the Summary of Status on Consummation of Plan has been reviewed and the report as prepared fairly and accurately reflects the Debtors’ complete disbursement/distribution activity and status for the period stated.

2.
The individual responsible for preparing the attached report was Martin S. Seekely whose title is Chief Financial Officer. Any questions regarding the attached report should be directed to Martin S. Seekely at telephone number (330) 740-2920.

3.	The Debtors are in compliance with the provisions of the confirmed Chapter 11 Plan except as listed below:

None

4.	The undersigned is authorized to file this report on behalf of the Debtors.
It is certified hereby, under penalty of perjury, that the information provided herein is true and correct to the best of my knowledge and belief.

DEBTORS:
Dated: July 22, 2009	By:	/s/ Martin S. Seekely
Martin S. Seekely
Chief Financial Officer

CHAPTER 11 POST CONFIRMATION REPORT
FOR QUARTER ENDED June 27, 2009

Debtor: PHAR-MOR, INC. et al	Case No.: 01-44007 through 01-44015
Total Disbursements for Quarter
All disbursements made by the Debtor during the current quarter, whether under the plan or not, must be accounted for and reported herein for the purposes of calculating quarterly fees.
Total Disbursements: $13,155,575
Summary of Amounts Distributed Under the Plan:

	Current Quarter	Paid to Date
A. Fees and Expenses:
1. Trustee Compensation	$4,875	$262,025
2. Fees for Attorney for Trustee	—	—
3. Fee for Attorney for Debtors	106,879	2,681,618
4. Other Professionals	62,821	7,799,504
5. All expenses, including Trustee	—	—
B. Distributions:
6. Secured Creditors	—	—
7. Priority Creditors	10,000,000	21,684,860
8. Unsecured Creditors	2,795,866	37,882,175
9. Equity Security Holders	—	—
10. Other Payments or Transfers
Merchandise and Other Payments	38,524	737,136,484
Payroll	146,610	94,702,628
Total Plan Payments (Sums of Lines 1-10)	$13,155,575	$902,149,294
Summary of Status on Consummation of Plan:

Plan payments are current:	Yes ☑	No ☐
If no, attach explanatory statement identifying payments not made (by creditor, amount, and date due), reason for non-payment, and an estimated date as to when payments will be brought current.

Quarterly fees due to the United States Trustee are current:	Yes ☑	No ☐

Anticipated date of final report/motion for final decree:	September 30, 2009